Exhibit 4.5

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ____________________ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, THE SUBSCRIPTION AGENT.

NTN BUZZTIME, INC.
Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.005 Per Share, of NTN Buzztime, Inc.

Subscription Price:  $0.25 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON _________________ UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. The Rights entitle the holder thereof to subscribe for and purchase shares of common stock, par value of $0.005 per share (the "Common Stock"), of NTN Buzztime, Inc., a Delaware corporation (the "Company"), at a subscription price of $0.25 per share, pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus. Each Right includes a basic subscription privilege and an over-subscription privilege.  Under the basic subscription privilege, for each share of common stock owned as of the record date of the Rights Offering, the holder hereof is entitled to purchase [ ] shares of Common Stock at the subscription price of $0.25 per share.

The over-subscription privilege of each subscription right entitles a Rights holder, if such holder fully exercised its basic subscription privilege, to request to purchase any portion of the shares of Common Stock not purchased by other Rights holders through the exercise of their respective basic subscription privileges, subject to proration as described in the Prospectus.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

Witness the seal of NTN Buzztime, Inc. and the signatures of its duly authorized officers. Dated:

President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If Delivering by Hand, Mail or Overnight Courier: Broadridge Corporate Issuer Solutions 1717 Arch Street Suite 1300 Philadelphia, PA 19103 Attn: Subscription Dept.
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your basic subscription privilege, please complete lines (a) and (c) and sign under Form 3. To subscribe for shares pursuant to your over-subscription privilege, please also complete line (b) and sign under Form 3. If you do not indicate the number of Rights being exercised, or if you do not forward full payment of the total subscription price payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of Rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. Unless you have specified the number of shares you wish to purchase upon exercise of your over-subscription privilege, any payment in excess of that required to exercise your basic subscription privilege will be refunded. If the payment exceeds the subscription price for the full exercise of the basic and over-subscription privileges (to the extent specified by you), the excess will be refunded. You will not receive interest on any payments refunded to you. Fractional shares will not be issued. Fractional shares will be rounded down to the nearest whole number.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for ________    shares x $0.25 = $ _______
  (no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:
If you have exercised your basic subscription privilege in full and wish to subscribe for additional shares:

I apply for _______    shares x $0.25 = $ _______
  (no. of new shares) (subscription price) (amount enclosed)

(c) PAYMENT:
Total Amount of Payment Enclosed = $_______

Method of Payment:
All payments must be made in U.S. dollars by cashier’s or certified check drawn on a U.S. bank payable to "Broadridge Corporate Issuer Solutions, as Subscription Agent for NTN Buzztime, Inc."

FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.
_____________________________________

_____________________________________

_____________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

Signature(s): ______________________________

Signature(s): ______________________________

Date: __________________________

Daytime Telephone Number: ____________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ___________________________
                                     (Name of Bank or Firm)

By:___________________________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

FOR INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, THE SUBSCRIPTION AGENT, AT 855-627-5089 (TOLL FREE). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON _____________________, UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.